Exhibit 10.4

EXECUTION VERSION

SHARE SUBSCRIPTION AGREEMENT

by and between

MINISO GROUP HOLDING LIMITED

YE GUOFU

YANG YUNYUN

LI MINXIN

PERSONS LISTED ON SCHEDULE I

MINISO (GUANGZHOU) CO., LTD.

(名创优品（广州）有限责任公司 )

MINISO INVESTMENT HONG KONG LIMITED

(名创优品投资香港有限公司 )

and

PERSONS LISTED ON SCHEDULE II

Dated February 19, 2020

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Other Definitional And Interpretive Provisions	6

ARTICLE II
SALE AND PURCHASE OF THE SUBSCRIPTION SHARES

Section 2.01	Certain Transactions	7
Section 2.02	Closing	7
Section 2.03	Actions at the Closing	7
Section 2.04	Restrictive Legend	8

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

Section 3.01	Existence	8
Section 3.02	Due Issuance	8
Section 3.03	Capitalization	9
Section 3.04	Capacity, Authorization and Enforceability	10
Section 3.05	Consents, Non-Contravention	10
Section 3.06	Rights of Registration and Voting Rights	10
Section 3.07	SAFE Rules and Regulations	10
Section 3.08	Insolvency	11
Section 3.09	Representation and Warranties under the Prior Purchase Agreement	11
Section 3.10	Information Disclosure	11

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Section 4.01	Existence	11
Section 4.02	Capacity, Authorization and Enforceability	12
Section 4.03	Non-Contravention	12
Section 4.04	Securities Law Matters	12
Section 4.05	Investment Experience	13

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.01	Survival	13
Section 5.02	Confidentiality	13
Section 5.03	Use of Proceeds	14
Section 5.04	Efforts to Fulfill Closing Conditions	14

i

ii

SCHEDULES

SCHEDULE I ORIGINAL SHAREHOLDERS

SCHEDULE II PURCHASERS

EXHIBIT	I FORM OF PROMISSORY NOTE
EXHIBIT	II FORM OF MEMORANDUM AND ARTICLES
EXHIBIT	III FORM OF SHAREHOLDERS AGREEMENT
EXHIBIT	IV FORM OF DIRECTOR INDEMNIFICATION AGREEMENT
EXHIBIT	V DISCLOSURE SCHEDULE
EXHIBIT	VI FORM OF DEED OF ADHERENCE

iii

SHARE SUBSCRIPTION AGREEMENT

SHARE SUBSCRIPTION AGREEMENT, dated February 19, 2020 (this “Agreement”), by and between:

(i)    MINISO Group Holding Limited, a company organized under the laws of the Cayman Islands (the “Company”);

(ii)    Ye Guofu, a citizen of the PRC with national identity card number 420381197711113939;

(iii)    Yang Yunyun, a citizen of the PRC with national identity card number 340311197702091425;

(iv)    Li Minxin, a citizen of the PRC with national identity card number 422623197204210915 (together with Ye Guofu and Yang Yunyun, the “Founders”);

(v)    Persons listed on Schedule I (each, an “Original Shareholder”);

(vi)    Miniso (Guangzhou) Co., Ltd. (名创优品（广州）有限责任公司), a limited company organized under the laws of the PRC (“Guangzhou Miniso”);

(vii)    MINISO INVESTMENT HONG KONG LIMITED (名创优品投资香港有限公司), a limited company organized under the laws of Hong Kong (“Miniso Investment HK”); and

(viii)    Persons listed on Schedule II (each, a “Purchaser”).

WHEREAS, each Purchaser (or its Affiliate, as applicable) is a shareholder of Guangzhou Miniso, a PRC-incorporated company affiliated to the Company; and

WHEREAS, as a part of the Restructuring (as defined below), the Company desires to allot and issue to each Purchaser, and each Purchaser desires to subscribe for and purchase from the Company, certain newly issued Series A Preferred Shares of the Company (the “Series A Preferred Shares”).

NOW, THEREFORE, in consideration of the foregoing and representations, warranties, covenants and agreements set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means, collectively, any claim, action, suit, proceedings, arbitration, complaint, charge and investigation under any Applicable Laws.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. With respect to any natural person, each of the following Persons is such natural person’s Affiliate for purposes of this Agreement and the other Transaction Documents: (i) spouse; (ii) parents; (iii) children; (iv) siblings; (v) father-in-law and mother-in-law; (vi) son-in-law and daughter-in-law; (vii) brother-in-law and sister-in-law; (viii) any other person who is a lineal ascendant or descendant of such natural person, including adoptive relationships; and (ix) any other person who is a relative of such natural person and lives in the same household with such natural person.

“Agreement” has the meaning assigned to such term in the preamble.

“Applicable Laws” means, with respect to any Person, any transnational, domestic or foreign federal, national, state, provincial, local or municipal law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or any of such Person’s assets, rights or properties, as amended.

“Business” means the merchandise retail and related services provided under the main brand names of名创优品, Miniso or NOME, including without limitation Miniso retail store operation both inside and outside of the PRC, 哎呀呀lifestyle store business, Mini-home business and relevant bridge line brands to be operated in the future.

“Business Day” means a day, other than Saturday, Sunday or another day on which commercial banks in New York, Hong Kong, the PRC, the British Virgin Islands or the Cayman Islands are authorized or required by Applicable Law to close.

“Claim Notice” has the meaning assigned to such term in Section 7.02(a).

“Circular 37” means Circular 37, issued by SAFE on and effective as of July 4, 2014, titled “Notice Regarding Certain Administrative Measures on Offshore Investment and Financing and Round-trip Investments by PRC Residents Through Offshore Special Purpose Vehicles,” (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》 ) and any attachment, implementation, successor rule or regulation related thereto under PRC Laws.

“Closing” has the meaning assigned to such term in Section 2.02.

“Closing Date” has the meaning assigned to such term in Section 2.02.

“Company” has the meaning assigned to such term in the preamble.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Entity.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors (or equivalent governing body) of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Dispute” has the meaning assigned to such term in Section 8.09(a).

“Director Indemnification Agreement” means the Director Indemnification Agreement to be entered into upon the Closing Date between the Company, each of the Investor Directors and the other parties thereto, substantially in the form attached hereto as Exhibit IV.

“Encumbrance” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Applicable Laws, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person that is not a natural person, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Founders” has the meaning assigned to such term in the preamble.

“Founder Holding Companies” means, collectively, Mini Investment Limited, YGF MC LIMITED, YYY MC LIMITED and LMX MC LIMITED, and each a “Founder Holding Company”.

“Founder Parties” means the Founders and the Founder Holding Companies, and each a “Founder Party”.

“Governmental Entity” means (a) any national, federal, state, county, municipal, local or foreign government or other political subdivision or instrumentality thereof, (b) any entity, authority or body exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, (c) any agency, division, bureau, department or other political subdivision of any government, entity, authority or body described in the foregoing clauses (a) and (b) of this definition, (d) any court, tribunal or arbitrator or (e) any self-regulatory organization. A Governmental Entity also includes public international organizations, i.e., organizations whose members are countries, or territories, governments of countries or territories, other public international organizations or any combination of the foregoing.

“Group Company” means each of the Company and its current and future Subsidiaries and consolidated affiliated entities (including, without limitation, Guangzhou Miniso and Miniso Investment HK so long as they are the Company’s Subsidiaries or consolidated affiliated entities), and the “Group” refers to all the Group Companies collectively.

“Hillhouse” means HH SPR-XIV Holdings Limited, a company with limited liability incorporated under the laws of the Cayman Islands.

“HKIAC” has the meaning assigned to such term in Section 8.09(b).

“Indemnified Party” has the meaning assigned to such term in Section 7.01(a).

“Indemnifying Party” has the meaning assigned to such term in Section 7.01(a).

“Indemnity Notice” has the meaning assigned to such term in Section 7.03.

“Losses” means, with respect to any Person, any Action, cost, damage, deficiency, disbursement, expense, liability, loss, obligation, penalty, settlement or Tax of any kind or nature, together with all interest, penalties and reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person.

“Material Adverse Effect” means (i) any Losses caused to the Group’s financial condition or operating results reaching the lower of (x) 3% of the Company’s net profits as stated in its audited consolidated financial statements for the most recent fiscal year, or (y) RMB10,000,000, (ii) any event, occurrence, fact, condition, change or development, individually or together with other events, occurrences, facts, conditions, changes or developments, that otherwise has had, has, or would reasonably be expected to have a material impact on the Group’s normal business operation for over thirty (30) Business Days, or (iii) any event, occurrence, fact, condition, change or development, individually or together with other events, occurrences, facts, conditions, changes or developments, that has had, has, or would reasonably be expected to have a material adverse effect on the business operations of the Group (taken as a whole) as presently conducted, or the condition (financial or otherwise), affairs, properties, employees, liabilities, assets or results of operation of the Group (taken as a whole).

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Company in the form attached hereto as Exhibit II, to be effective on the Closing Date, as amended from time to time.

“Ordinary Shares” means the ordinary shares in the share capital of the Company.

“Original Shareholder” has the meaning assigned to such term in the preamble.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, Macau and Taiwan.

“PRC Companies” means each of Guangzhou Miniso and its current and future Subsidiaries and consolidated affiliated entities, and each a “PRC Company”.

“Prior Purchase Agreement” means the Equity Purchase Agreement (《关于名创优品（广州）有限责任公司之增资协议》) entered into by and among Tencent, HH SPR-XIV HK Holdings Limited, Guangzhou Miniso and certain other parties thereto dated as of September 29, 2018.

“Promissory Note” means, with respect to a Purchaser, a promissory note, dated as of the Closing Date, to be issued by that Purchaser to the Company in the principal amount equal to the Purchase Price applicable to that Purchaser. The Promissory Note shall be in the form attached hereto as Exhibit I.

“Purchaser” has the meaning assigned to such term in the preamble.

“Purchase Price” has the meaning assigned to such term in Section 2.01.

“Restructuring” means the shareholding, corporate structure and assets restructuring of certain Affiliates of the Company and related transactions consummated in accordance with the Restructuring Framework Agreement.

“Restructuring Framework Agreement” means the Restructuring Framework Agreement (“重组框架协议”), dated as of December 10, 2019, by and between certain shareholders of Guangzhou Miniso, Tencent, HH SPR-XIV HK Holdings Limited and other parties thereto, as amended from time to time.

“SAFE” means the State Administration of Foreign Exchange and its local counterparts (including their respective successors).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

“Series A Preferred Shares” has the meaning assigned to such term in the recitals.

“Shareholders Agreement” means the Shareholders Agreement in the form attached hereto as Exhibit III, to be entered into on the Closing Date by and between the Company, the Founders, the Original Shareholders and the Purchasers.

“Subscription Shares” means, with respect to a Purchaser, such number of Series A Preferred Shares as set out in the column entitled “Number of Shares” next to that Purchaser’s name in Schedule I.

“Subsidiary” means any entity of which a majority of the outstanding equity securities or other ownership interests representing a majority of the outstanding equity interests or otherwise having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by the Company, and includes any entity which is directly or indirectly controlled by the Company (including, for the avoidance of doubt, any variable interest entities that are consolidated into the financial statements of the Company).

“Tax” means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Governmental Entity, any interest, addition to tax, surcharge, fine or penalty (civil or criminal) related thereto or to the non-payment thereof and any loss or tax liability incurred in connection with the determination, settlement or litigation of any liability arising therefrom, including any obligations to indemnify or otherwise assume or succeed to the liability of any other Person with respect to any of the foregoing items.

“Tencent” means Tencent Mobility Limited, a company with limited liability incorporated under the laws of Hong Kong, and Easy Land Limited, a company with limited liability incorporated under the laws of the British Virgin Islands.

“Third Party Claim” has the meaning assigned to such term in Section 7.02(a).

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Memorandum and Articles, the Restructuring Framework Agreement, the Director Indemnification Agreements and any other agreement, document or instrument entered into or delivered in connection with the transactions contemplated hereby or thereby.

“U.S.” means the United States of America.

Section 1.02    Other Definitional And Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be disregarded in the construction or interpretation hereof. References to Articles, Sections, Clauses, Exhibits and Schedules are to Articles, Sections, Clauses, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meanings given to them in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Laws. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to “dollars” or “$” are to U.S. dollars. References to any specific date or time of day are to China Standard Time, unless otherwise specified.

ARTICLE II

SALE AND PURCHASE OF THE SUBSCRIPTION SHARES

Section 2.01    Certain Transactions. On the terms and subject to the conditions contained in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to subscribe for and purchase from the Company, the Subscription Shares, free and clear of any Encumbrance (except for restrictions under applicable securities laws or created by virtue of this Agreement or any other Transaction Documents, if any), at an aggregate purchase price as set forth opposite such Purchaser’s name in Schedule I under the heading “Purchase Price” (with respect to such Purchaser, its “Purchase Price”), which shall be paid by such Purchaser to the Company in accordance with Section 2.03(b).

Section 2.02    Closing. The consummation of the purchase and sale of the Subscription Shares hereunder (the “Closing”) shall take place remotely via electronic exchange of documents, on the date no later than ten (10) Business Days after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions), or at such other location and date as may be agreed upon in writing by the Company and the applicable Purchaser (the date on which the Closing takes place, the “Closing Date”).

Section 2.03    Actions at the Closing. At the Closing, the following actions shall take place, all of which shall be deemed to have occurred simultaneously and no action shall be deemed to have been completed or any document delivered until all such actions have been completed and all required documents have been delivered:

(a)     the Company shall (i) allot and issue to each Purchaser the Subscription Shares, (ii) deliver to each Purchaser one or more duly executed share certificate(s) representing the Subscription Shares registered in the name of that Purchaser (the original copies of which shall be delivered to that Purchaser as soon as practicable following the Closing Date), (iii) deliver to each Purchaser a certified true copy of the register of members of the Company evidencing the Subscription Shares being owned as fully paid Series A Preferred Shares of the Company by that Purchaser, (iv) deliver to each Purchaser the register of directors of the Company as referred to in Section 6.02(h), (v) duly execute and deliver the Shareholders Agreement, the Director Indemnification Agreements and any other Transaction Documents to which it is a party, and (vi) adopt the Memorandum and Articles; and

(b)    each Purchaser shall (i) deliver to the Company a duly executed Promissory Note as the payment of the Purchase Price, and (ii) execute the Shareholders Agreement and any other Transaction Documents to which such Purchaser is a party duly executed by such Purchaser. The Parties hereby acknowledge and agree that, upon issuance of the Promissory Note by such Purchaser to the Company in accordance with this Agreement, the Purchase Price for the Subscription Shares of each Purchaser will be deemed fully paid as of the Closing, and the Company shall not claim in any circumstance that such Subscription Shares are not fully paid as of the Closing. For the avoidance of doubt, each Purchaser shall make payment to the Company pursuant to the terms of the Promissory Note.

Section 2.04    Restrictive Legend. Each certificate representing the Subscription Shares shall be endorsed with the legend as required by the Memorandum and Articles.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

Subject to such exceptions as may be fairly, specifically and accurately disclosed in the disclosure schedule attached hereto as Exhibit V (the “Disclosure Schedule”, which shall be deemed to be representations and warranties of the Warrantors to the Purchasers), the Company, the Original Shareholders, the Founders, Guangzhou Miniso, Miniso Investment HK and the Hong Kong Company (for the Hong Kong Company, once it executes the Deed of Adherence and becomes a party to this Agreement pursuant to Section 5.10) (collectively the “Warrantors”, and each a “Warrantor”) jointly and severally represent and warrant to each Purchaser, as of the date hereof and as of the Closing Date (except for such representations and warranties made only as of a specific date), that:

Section 3.01    Existence. The Company has been duly organized, is validly existing and in good standing under the laws of the Cayman Islands and has the requisite power and authority to own, lease and operate its property and to conduct its business as currently conducted. Each other Group Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Group Company has all requisite corporate power and authority to carry on its business as presently conducted and is duly qualified to transact business and is (where applicable) in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction, except where failure to be so qualified or in good standing would not be material to such other Group Companies, taken as a whole. None of the Company or any other Group Company that is incorporated in connection with the Restructuring (i) is engaged in any business other than holding equity interests in another Group Company, (ii) has any liabilities other than liabilities in connection with its formation or the ordinary course of business of maintaining its existence as a company holding equity interests in another Group Company, or (iii) is or was party to any contract other than the Transaction Documents. No Founder Party (other than through a Group Company), and no Person owned or Controlled by the Founder Parties (other than a Group Company), is engaged in any business in competition with the Business conducted by any Group Company.

Section 3.02    Due Issuance. The Subscription Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable, and free and clear of any Encumbrance (except for restrictions under applicable securities laws or created by virtue of this Agreement or any other Transaction Documents). The issuance of the Subscription Shares will not be subject to any preemptive or similar rights. Assuming the accuracy of the representations of the Purchasers in Sections 4.04 and 4.05 of this Agreement, the Subscription Shares will be issued in compliance with applicable securities laws. The Ordinary Shares issuable upon conversion of the Subscription Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Memorandum and Articles, will be validly issued, fully paid and non-assessable and free of Encumbrances (except for restrictions under applicable securities laws or created by virtue of this Agreement or any other Transaction Documents). The Ordinary Shares issuable upon conversion of the Subscription Shares will be issued in compliance with applicable securities laws.

Section 3.03    Capitalization.

(a)    The authorized share capital of the Company is $50,000 divided into 4,882,333,164 Ordinary Shares of a par value of $0.00001 each and 117,666,836 Series A Preferred Shares of a par value of $0.00001 each, of which 976,634,771 Ordinary Shares and no Series A Preferred Shares are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(b)    Section 3.03(b) of the Disclosure Schedule sets forth the capitalization of the Company (A) immediately before the Closing and (B) immediately after the Closing. Except as described in Section 3.03(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Equity Securities.

(c)    The registered capital of each PRC Company is duly authorized and validly issued in compliance with all Applicable Laws, preemptive rights of any Person (if any) and applicable contracts and agreements, and is duly paid in accordance with PRC laws and the articles of association of such Company. All outstanding Equity Securities in each Group Company established outside of the PRC (other than the Company) are duly authorized and validly issued in compliance with all Applicable Laws, preemptive rights of any Person and applicable contracts and agreements, and are fully paid and non-assessable. All share capital of each Group Company is free and clear of any and all Encumbrances (except for restrictions under applicable securities laws or created by virtue of this Agreement or any other Transaction Documents). Other than in connection with the transactions contemplated by the Transaction Documents, there are no (i) resolutions pending to increase or decrease the share capital or registered capital of any Group Company or PRC Company or to cause the liquidation, winding up or dissolution of any such entity, (ii) dividends which have accrued or been declared but are unpaid by any Group Company or PRC Company, (iii) obligations, contingent or otherwise, of any Group Company or PRC Company to repurchase, redeem or otherwise acquire any Equity Securities of any Person, (iv) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company or PRC Company, (v) contracts or agreements which affect or relate to the voting or giving of written consents with respect to any Equity Security in any Group Company or PRC Company, or (vi) binding outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements to purchase or acquire any Equity Securities of any Group Company or PRC Company, and (vii) except as otherwise set forth in the Restructuring Framework Agreement, there is no binding nominal shareholding arrangement, trust arrangement or equivalent arrangement in connection with any Equity Securities of any Group Company or PRC Company.

Section 3.04    Capacity, Authorization and Enforceability. Each Warrantor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby. All actions on the part of each Warrantor (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents, the performances of all obligations of each Warrantor have been taken or will be taken prior to the Closing. Each Transaction Document to which each Warrantor is a party has been or will be on or prior to the Closing, duly authorized, executed and delivered by each Warrantor and when executed and delivered, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes valid and binding obligations of such Warrantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

Section 3.05    Consents, Non-Contravention. All Consents required in connection with the valid execution, delivery and performance (as of the Closing) of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents (as of the Closing), in any case on the part of any Warrantor, have been duly obtained or completed (as applicable) and are in full force and effect as of the date hereof, or will have been duly obtained or completed (as applicable) and in full force and effect as of the date of the Closing. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the memorandum and articles of association or other constitutional documents of the Warrantors or (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity or court to which any Warrantor is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which any Warrantor is a party or by which any Warrantor is bound or to which any Warrantor’s assets are subject, except in the case of clauses (ii) or (iii) as would not have a Material Adverse Effect.

Section 3.06    Rights of Registration and Voting Rights. Except as set forth in the other Transaction Documents, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. No shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

Section 3.07    SAFE Rules and Regulations. Except as set forth in Section 3.07 of the Disclosure Schedule, each registered holder or beneficial owner of any Equity Securities in the Company other than the Purchasers (each, a “Company Security Holder”) as of the Closing Date who is a Domestic Resident and subject to any of the registration or reporting requirements of Circular 37 or any other applicable SAFE rules and regulations (collectively, the “SAFE Rules and Regulations”) has complied with such registration and/or reporting requirements under the SAFE Rules and Regulations with respect to its investment in the Group Companies and the PRC Companies. None of the Warrantors, the Group Companies, the PRC Companies nor, to the actual knowledge of the Warrantors, the other Company Security Holders as of the Closing Date, has received any oral or written inquiries, notifications, orders or any other forms of official correspondence from SAFE with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations and the Company and the Company Security Holders as of the Closing Date have made all oral and written filings, registrations, reporting and any other communications required by SAFE applicable to the Group Companies and the PRC Companies.

Section 3.08    Insolvency. The aggregate assets of the Company, at a fair valuation, exceeds or will exceed the aggregate debt of the Company as the debt becomes absolute and mature, and the Company is not incurring nor intends to incur, and will not have incurred nor intended to incur, debt beyond its ability to pay such debt as such debt becomes absolute and mature. There has not been commenced against the Company an involuntary case under any applicable national, provincial, city, local or foreign bankruptcy, insolvency, receivership or similar law, or any Action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for any substantial part of its property or for the winding up or liquidation of its affairs.

Section 3.09    Representation and Warranties under the Prior Purchase Agreement. The Warrantors hereby represent and warrant that all representations and warranties made by the warrantors (i.e., the “承诺人” as defined in the Prior Purchase Agreement) under Section 7.1 of the Prior Purchase Agreement were true, accurate and complete as of the date of the Prior Purchase Agreement and the closing date (i.e. “交割日” as defined in the Prior Purchase Agreement) thereof.

Section 3.10    Information Disclosure All written information given to the Purchasers and their respective professional advisers by the Warrantors (including all shareholder resolutions and board resolutions of any Group Company or PRC Company) was when given and is at the date hereof true and accurate in all material respects, and all shareholder resolutions and board resolutions of any Group Company and any PRC Company so given have accurately reflected matters resolved by such entity. No representation or warranty of the Warrantors contained in this Agreement or any certificate furnished or to be furnished to the Purchasers at the Closing, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact that the Warrantors have not disclosed to the Purchasers that has had or would reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser severally and not jointly represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

Section 4.01    Existence. Such Purchaser has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization.

Section 4.02    Capacity, Authorization and Enforceability. Such Purchaser has the requisite power and authority to enter into and perform its respective obligations under Transaction Documents to which it is a party and consummate the transactions contemplated hereby and thereby. All action on the part of such Purchaser necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, and the performance of all obligations of such Purchaser that are required to be performed on or prior to the Closing pursuant to the Transaction Documents, has been taken or will be taken on or prior to the Closing. Each Transaction Document to which such Purchaser is a party has been, or will be on or prior to the Closing, duly executed and delivered by such Purchaser and when executed and delivered, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes valid and binding obligations of such Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

Section 4.03    Non-Contravention. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the memorandum and articles of association or other constitutional documents of that Purchaser or (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity or court to which that Purchaser is subject, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which that Purchaser is a party or by which that Purchaser is bound or to which any assets of that Purchaser are subject. There is no action, suit or proceeding, pending or, to the knowledge of that Purchaser, threatened against that Purchaser that questions the validity of this Agreement or the right of that Purchaser to enter into this Agreement to consummate the transactions contemplated hereby.

Section 4.04    Securities Law Matters.

(a)    The Subscription Shares are being acquired for that Purchaser’s own account, not as nominee or agent, and not with a view to, or intention of, or for sale in connection with, any distribution thereof in violation of applicable securities laws.

(b)    That Purchaser is not a “U.S. person” within the meaning of Regulation S under the Securities Act. That Purchaser is acquiring the Subscription Shares outside the United States, and has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement.

(c)    That Purchaser acknowledges that the Subscription Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act, and have not been registered under the Securities Act or any applicable state securities law, and any certificate representing the Subscription Shares shall be endorsed with a restrictive legend in accordance with this Agreement. That Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Subscription Shares may only be offered, sold or otherwise transferred in compliance with Applicable Laws.

Section 4.05    Investment Experience. That Purchaser is a sophisticated purchaser with knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Subscription Shares. That Purchaser is able to bear the economic risks of an investment in the Subscription Shares.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01    Survival.

(a)    All representations and warranties contained in this Agreement shall survive the Closing until the expiration of two (2) years from the Closing Date; provided that (i) the representations and warranties under Section 3.09 shall expire upon the expiration of the relevant representations and warranties made by the warrantors under the Prior Purchase Agreement, and (ii) the representations and warranties under Sections 3.01, 3.02, 3.03 and 3.04 shall survive the Closing until the expiration of the applicable statute of limitations under Applicable Laws.

(b)    Notwithstanding the foregoing sub-clauses (a), any breach of any representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the sub-clause (a) above, if prior to such time notice of the inaccuracy or breach thereof giving rise to such right of indemnity have been given to the party against whom such indemnity may be sought.

(c)    Nothing contained in this Agreement shall limit or exclude any liability for fraud or willful misconduct.

Section 5.02    Confidentiality. The terms and conditions of this Agreement (collectively, the “Confidential Information”), including their existence, shall be considered confidential and, without the prior written consent by the other parties hereto, shall not be disclosed (a) by a party hereto in any press release or public announcement, or (b) otherwise by any party hereto to any other Person except that (i) each party may disclose the Confidential Information to its Affiliates and its and its Affiliates’ members, shareholders, beneficial owners, partners, employees, investment bankers, lenders, accountants and attorneys, in each case on a need-to-know basis and only where such Persons are under nondisclosure obligations no less stringent than the nondisclosure obligations applicable to the disclosing Party; and (ii) if any party becomes legally compelled to disclose the existence or content of any Confidential Information in contravention of the provisions of this Section, such party shall promptly provide the other parties with written notice of that fact so that such other parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

Section 5.03    Use of Proceeds. The proceeds realized by the Company from the repayment of the Promissory Notes shall be used for the purposes of the Business, daily operations of the Group Company or in connection with the Restructuring, and other purposes as approved by the board of directors of the Company (including the affirmative votes of the Investor Directors) from time to time in accordance with the Shareholders Agreement and the Memorandum and Articles.

Section 5.04    Efforts to Fulfill Closing Conditions. The Warrantors shall use their respective best efforts to ensure that the conditions set forth in Section 6.02 shall be fulfilled as soon as reasonably practicable after the date of this Agreement.

Section 5.05    Further Assurances. Each party hereto shall vote their shares and otherwise act within its power in a manner consistent with and not impede the transactions contemplated hereby. Each party hereto shall from time to time and at all times hereafter make, do, execute or cause to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to give full effect to the terms of this Agreement or to vest in any other party such other party’s full rights and entitlements hereunder.

Section 5.06    File of the Memorandum and Articles. The Company agrees to, and the Warrantors shall cause the Company to, duly file the Memorandum and Articles with the Registrar of Companies of the Cayman Islands within ten (10) days after the Closing Date.

Section 5.07    Compliance.

(a)    The Warrantors shall procure each of the Group Companies to obtain and maintain all material franchises, approvals, permits, licenses, certificates, registrations, filings and any similar authorizations of or from any applicable Governmental Entity necessary for the conduct of its business and otherwise conduct its business in compliance with all Applicable Laws in all material respects.

(b)    The Warrantors shall procure each of the Company Security Holders who is a Domestic Resident or who has one or more Domestic Residents as its beneficial owners to fully comply on a continuing basis with all registration and reporting requirements of the Governmental Entities of the PRC with respect to its holding of Equity Securities in the Company, including the registration obligations under the SAFE Rules and Regulations. None of the Warrantors shall carry out, and each of the Warrantors shall ensure that none of the Group Companies carry out, any foreign exchange activities unless it has complied with all applicable SAFE Rules and Regulations.

Section 5.08    Business Cooperation with Tencent. Each of the Warrantors hereby jointly and severally undertake to Tencent that for a period until December 26, 2020, (i) if any Group Company is in need of cloud services, to the extent the key technology and commercial terms offered by Tencent or any of its designated Affiliates are no less favorable than those offered by third party service providers, it shall cause such Group Company to select Tencent or such Affiliate of Tencent as the service provider in priority to other third parties, (ii) if any Group Company is in need of services related to “Smart Retail”, including without limitation to supply chain digitalization solutions, merchandise digitalization solutions, member digitalization solutions, store operation digitalization solutions and facial recognition self checkout solutions, to the extent the key technology and commercial terms offered by Tencent or any of its designated Affiliates are no less favorable than those offered by third party service providers, it shall cause such Group Company to select Tencent or such Affiliate of Tencent as the service provider in priority to other third parties, and (iii) it shall cause each Group Company to use Weixin payment as the first recommended option in all its payment scenarios, and use commercially reasonable efforts to increase the penetration rate of Wexin payment in all payment scenarios of the Group Companies to 50% by December 26, 2020, as well as cause each Group Company to use Weixin payment as the only payment tool when offering products in applications on the WeChat platform (Mini Programs or Official Account).

Section 5.09    Call Option of External Business. Each of the Warrantors hereby undertakes and acknowledges that each Purchaser shall be entitled to an option (the “Call Option”), at its sole discretion, (i) to invest in or cause any of its Affiliates or an designated third party to invest in any of the then holding entities of any spun-off business under the Restructuring, in order to obtain certain percentage of equity interests in such holding entities corresponding to such Purchaser’s shareholding percentage of equity interests in the Company immediately after the Closing, at zero or nominal consideration in accordance with Section 4.1(3) of the Restructuring Framework Agreement; or (ii) to request the Company to acquire any such external business at a consideration mutually agreed by the Purchasers and the Founders. Each of the Warrantors hereby further undertakes to use its best efforts to facilitate such Purchaser in exercising its Call Option, procure the holding entity of the external business to execute any and all necessary documentations and take any and all necessary actions for purpose of consummating the contemplated transactions, and ensure all Consents of any competent Governmental Entity or of any other Person that are required to be obtained in connection with the consummation of the contemplated transactions be duly obtained and effective in accordance with all Applicable Laws, should any of the Purchasers elects to exercise its Call Option under this Section 5.09.

Section 5.10    Hong Kong Company. The parties hereto understand that the Company is in the process of setting up, through MINISO Universal Holding Limited (which is defined as “BVIA 公司” under the Restructuring Framework Agreement), a Hong Kong subsidiary in accordance with Section 5.1(5) of the Restructuring Framework Agreement (the “Hong Kong Company”). Immediately upon the Hong Kong Company’s establishment and no later than the completion of the purchase of all Equity Securities of Guangzhou Miniso by the Hong Kong Company pursuant to Section 8 of the Restructuring Framework Agreement, the Warrantors shall cause the Hong Kong Company to duly execute (i) the deed of adherence attached hereto as Exhibit VI (the “Deed of Adherence”) to become a party to this Agreement and a “Warrantor”; and (ii) the deed of adherence attached as Annex A to the Shareholders Agreement to join in and be bound by the terms of the Shareholders Agreement, and original copies of such duly executed deeds of adherence under this Section 5.10 shall be promptly delivered to each Purchaser.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01    Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of each Purchaser contained in Article IV shall be true, and accurate in all respects as of the date hereof and as of the Closing Date as though made on and as of such date.

(b)    Performance. Each Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 6.02    Conditions to Obligations of Each Purchaser. The obligations of each Purchaser to purchase the Subscription Shares to be purchased by such Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by such Purchaser in writing in its sole discretion:

(a)    Representations and Warranties. Each of the representations and warranties of the Warrantors contained in Article III shall be true, and accurate in all respects as of the date hereof and as of the Closing Date as though made on and as of such date.

(b)    Performance. The Parties other than the Purchasers shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

(c)    Authorization and Consents. No provision of any Applicable Laws shall prohibit the consummation of any transactions contemplated by the Transaction Documents and no proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any Governmental Entity and shall be pending. All Consents of any competent Governmental Entity or of any other Person that are required to be obtained by any Warrantor as of or prior to the Closing in connection with the consummation of the transactions contemplated by the Transaction Documents (including but not limited to the lawful issuance and sale of the Subscription Shares hereunder, and any waivers of notice requirements, rights of first refusal, preemptive rights, put or call rights) shall have been duly obtained and effective as of the Closing.

(d)    Proceedings, Documents and Approvals. All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents and instruments incident thereto shall have been duly attended to and carried out by each Warrantor, in form and substance reasonably satisfactory to such Purchaser, in accordance with Applicable Laws, articles of association of the relevant Group Companies and the Warrantors, and such Purchaser (or its counsel) shall have received all such copies of such documents incidental thereto as reasonably requested.

(e)    Closing Certificate. Such Purchaser shall have received a certificate duly executed by the Founder Parties and the Company dated as of the Closing Date certifying that the conditions specified in Sections 6.02 have been fulfilled, and attaching copies of (a) resolutions of the board of directors of the Company approving the Transaction Documents entered into as of the Closing Date and the transactions contemplated hereby or thereby, (b) resolutions of the shareholders of the Company approving the adoption of the Memorandum and Articles, and (c) certificate of good standing issued by the appropriate authority of the Cayman Islands dated no earlier than thirty (30) days prior to the Closing.

(f)    Shareholders Agreement and Other Transaction Documents. Such Purchaser shall have received a copy of the Shareholders Agreement and any other Transaction Document to which it is a party duly executed by all of the parties thereto other than such Purchaser.

(g)    Memorandum and Articles of Association. The Company shall have adopted the Memorandum and Articles on or prior to the Closing, which shall be in full force and effect as of the Closing.

(h)    Board of Directors. The Company shall have taken all necessary corporate action such that immediately prior to the Closing, the board of directors of the Company shall include one director designated for appointment by Tencent (the “Tencent Director”) and one director designated for appointment by Hillhouse (the “Hillhouse Director”, collectively with the Tencent Director, the “Investor Directors”), and such Purchaser shall have received a copy of the Company’s updated register of directors reflecting the appointment of the Investor Directors, certified by the registered agent of the Company as true and complete as of the Closing Date.

(i)    No Material Adverse Effect. There shall not have been any Material Adverse Effect since the date of this Agreement.

(j)    Performance of Restructuring Framework Agreement. All covenants, agreements, obligations and conditions contained in the Restructuring Framework Agreement that are required to be performed or complied with by the parties thereto on or prior to the Closing shall have been duly performed or complied with by relevant parties on or prior to the Closing, and evidence thereof shall be delivered to such Purchaser to its satisfaction.

ARTICLE VII

INDEMNIFICATION

Section 7.01    Indemnification.

(a)    Subject to the other provisions of this Article VII, the Warrantors (each, an “Indemnifying Party”) shall jointly and severally indemnify and hold each Purchaser and its respective Affiliates, and the directors, officers, employees, advisors and agents of such Purchaser and its Affiliates (collectively, the “Indemnified Party”) harmless from and against any Losses resulting from or arising out of: (i) any breach or violation of, or inaccuracy in, any representation or warranty made by the Indemnifying Party or its applicable Affiliates under this Agreement; or (ii) any breach or violation of, or failure to perform, any covenants or agreements made by or on behalf of, or to be performed by, the Indemnifying Party or its applicable Affiliates under this Agreement.

(b)    No Indemnifying Party shall be liable for any Loss consisting of punitive damages (except to the extent that such punitive damages are awarded to a third party against an Indemnified Party in connection with a Third Party Claim).

(c)    The Indemnified Party shall not be entitled to recover from the Indemnifying Party under the Transaction Documents more than once in respect of the same Losses suffered.

(d)    Notwithstanding any other provision contained herein but subject to Section 7.05, the remedies contained in this Article VII shall be the sole and exclusive monetary remedy of the Indemnified Parties for any claim arising out of or resulting from this Agreement, except that no limitation or exceptions with respect to the obligations or liabilities on either party provided hereunder shall apply to a Loss incurred by any Indemnified Party arising due to fraud of the Indemnifying Party or its Subsidiaries or Affiliates. Nothing in this Article VII or elsewhere in this Agreement shall limit, impair or affect any Parties’ rights to specific performance or other equitable or non-monetary remedies (including but not limited to any injunctive relief) with respect to the covenants and agreements in this Agreement or that are to be performed at or after the Closing; provided that for the avoidance of doubt, except in the case of fraud, nothing contained herein shall permit any party to rescind this Agreement.

Section 7.02    Third Party Claims.

(a)    If any third party shall notify an Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) and such Indemnified Party believes such claim would give rise to a claim for indemnification against the Indemnifying Party under this Article VII, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party shall have been prejudiced by such failure.

(b)    Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim at the its own expense and by its own counsel by, promptly but no later than thirty (30) days after receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to control and settle the proceeding, provided that, (i) any such settlement or compromise shall be permitted hereunder only with the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld or delayed, and (ii) and the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of such defense on a regular basis.

(c)    If requested by the Indemnifying Party, the Indemnified Party shall have the right to elect to, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim for which indemnity is sought under this Agreement, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement (except for its consent required under Section 7.02(b) above) of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 7.02(b).

(d)    In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within thirty (30) days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 7.03    Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s good faith estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure, delay or deficiency in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure, delay or deficiency. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 7.04    Limitations on Liability. The maximum aggregate liability of the Indemnifying Parties in respect of Losses suffered by the Indemnified Parties pursuant to Section 7.01 shall not in any event be greater than the aggregate Purchase Price of all Purchasers; provided that the cap shall not apply to any Loss incurred by any Indemnified Party arising due to fraud or gross negligence of the Indemnifying Party or its Subsidiaries or Affiliates.

Section 7.05    Indemnification under Prior Purchaser Agreement.

(a)    With respect to Losses incurred by any Indemnified Party resulting from or arising out of any breach or violation of, or inaccuracy in, the representations or warranties under Section 3.09, the Indemnifying Parties shall be subject to indemnification obligations under Section 7.01 only after the Indemnified Parties have sought indemnification under the Prior Purchase Agreement as their first resort and failed to be indemnified pursuant to the final and binding arbitral award issued by China International Economic and Trade Arbitration Commission in Beijing solely due to the fact that the applicable Purchaser or any of its Affiliates is not a then shareholder of Guangzhou Miniso.

(b)    In addition to Section 7.01, the Indemnifying Parties shall jointly and severally indemnify each Indemnified Party against, and shall hold each Indemnified Party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, such Indemnified Party based upon, arising out of, with respect to or by reason of any matters stipulated under the first paragraph of Section 10.2 of the Prior Purchase Agreement, only after the Indemnified Parties have sought indemnification under the Prior Purchase Agreement as their first resort and failed to be indemnified pursuant to the final and binding arbitral award issued by China International Economic and Trade Arbitration Commission in Beijing solely due to the fact that the applicable Purchaser or any of its Affiliates is not a then shareholder of Guangzhou Miniso.

(c)    Each Purchaser shall, and shall cause its respective Affiliates to, agree on and comply with this Section 7.05.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing, and delivery shall be deemed sufficient in all respects and to have been duly given as follows: (a) on the actual date of service if delivered personally; (b) at the time of receipt if given by electronic mail to the e-mail addresses set forth in this Section 8.01; (c) on the third day after mailing if mailed by first-class mail return receipt requested, postage prepaid and properly addressed as set forth in this Section 8.01; or (d) on the day after delivery to a nationally recognized overnight courier service during its business hours for overnight delivery against receipt, and properly addressed as set forth in this Section 8.01:

If to the Company:	25/F, Heye Square, No. 486 Middle Kangwang Road Liwan District, Guangzhou Guangdong Province Attention: Saiyin Zhang E-mail: steven.zhang@miniso.com Fax: 020-81236620

If to a Purchaser:	If to Hillhouse:

Floor 27, Building B, Ping An International

Finance Centre, No. 3 South Xinyuan Road

Chaoyang District, Beijing

Attention: Wei Cao

E-mail: wcao@hillhousecap.com (cc: legal@hillhousecap.com)

Fax: 010-59520882

If to Tencent:
Address: c/o Tencent Holdings Limited, Level 29, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong Attention: Compliance and Transactions Department Email:legalnotice@tencent.com with a copy to: Address: Tencent Binhai Towers, No. 33 Haitian 2nd Road, Nanshan District, Shenzhen 518054, PRC Email: PD_Support@tencent.com Attention: Mergers and Acquisitions Department

Any party may change its address or other contact information for notice by giving notice to each other party in accordance with the terms of this Section 8.01. In no event will delivery to a copied Person alone constitute delivery to the party represented by such copied Person.

Section 8.02    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.03    Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof or thereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral, related to the subject matter hereof or thereof. Notwithstanding anything to the contrary herein, the parties hereby acknowledge and agree that the Prior Purchase Agreement shall remain in full force and effect.

Section 8.04    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 8.05    Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other parties; provided, that each Purchaser may assign its rights hereunder to any of its Affiliates with advance written notice to the Company.

Section 8.06    Descriptive Headings; Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

Section 8.07    Amendment. This Agreement may be amended only by a written instrument executed by Mr. Ye Guofu, the Company and the Purchasers.

Section 8.08    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to principles of conflict of laws thereof.

Section 8.09    Dispute Resolution.

(a)    Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through consultation between the parties in good faith for a period of thirty (30) days after written notice has been given in accordance with the provisions of Section 8.01. The parties agree that all discussions contemplated under this Section 8.09 will be conducted in good faith and that such executives and officers will use their best efforts to resolve the Dispute and preserve the arrangements contemplated under this Agreement.

(b)    If the Dispute remains unresolved upon expiration of the 30-day period, any party may in its sole discretion elect to submit the Dispute to be finally settled by arbitration with notice to any other party or parties. The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. The arbitration tribunal shall consist of three arbitrators. The language of the arbitration shall be English, and the seat of the arbitration shall be Hong Kong. There shall be three (3) arbitrators. The claiming party or parties shall have the right to appoint one (1) arbitrator, the responding party or parties shall have the right to appoint one (1) arbitrator, and the third arbitrator shall be appointed by the HKIAC. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be in Hong Kong. The arbitration proceedings shall be conducted in English. Each of the parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. The decision of the arbitrators (by rule of majority) shall be final and binding on the parties. Notwithstanding any other provision contained herein, any party shall have the right in its sole discretion to seek immediate injunctive relief or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Agreement.

Section 8.10    Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 8.11    Third Party Beneficiaries. Except as otherwise expressly set forth in this Agreement, there are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person any rights, remedies or obligations.

Section 8.12    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.13    No Waiver; Cumulative Remedies. Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by Applicable Laws, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

Section 8.14    Several and Not Joint. The rights, obligations and liabilities of each of Tencent and Hillhouse hereunder shall be several and not joint with each other. The Company’s agreement with each of Tencent and Hillhouse is a separate agreement, and the sale and issuance of Subscription Shares to each of Tencent and Hillhouse is a separate sale and issuance.

Section 8.15    Exculpation among the Purchasers. Each Purchaser acknowledges that it is not relying upon any Person other than the Warrantors and the respective officers and directors of the foregoing in making such Purchaser’s investment or decision to invest in the Company. Each Purchaser hereby waives any claim against, and covenants not to sue, any other Purchaser or the respective controlling persons, officers, directors, members, partners, agents or employees of any Purchaser on account of any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or other Transaction Documents or any transaction contemplated hereby or thereby.

Section 8.16    Use of Purchasers’ Brands and Marks.

(a)    Use of Brands and Marks of Tencent. Without the prior written consent of Tencent, and whether or not Tencent is then a shareholder of the Company, the Company and its Subsidiaries and shareholders (other than Tencent) shall not mention or use in advertising, promotion or marketing the name, brand, trademark or logo (including without limitation “腾讯(Tencent)”, “QQ”, “微信”, “WeChat”, “应用宝”, “财付通”, “微众(WeBank)”, “广点通”, “QQ 手机管家”, “ 安全管家”, “QQ 浏览器”, “QQ 音乐(QQmusic)”, “QQ 空间(Qzone)”, “微云”, “腾讯微云”, “同步助手”, “腾讯文学(Tencent Literature)”) of Tencent or its Affiliates or any other name, brand, trademark or logo similar to that of Tencent or its Affiliates.

(b)    Use of Brands and Marks of Hillhouse. Without the prior written consent of Hillhouse, and whether or not Hillhouse is then a shareholder of the Company, the Company and its Subsidiaries and shareholders (other than Hillhouse) shall not mention or use in advertising, promotion or marketing the name, brand, trademark or logo (including without limitation “Hillhouse”, “高瓴”, “Gaoling”, “Gao Ling”, “Lei Zhang”, and “张磊”) of Hillhouse or its Affiliates or any other name, brand, trademark or logo similar to that of Hillhouse or its Affiliates.

Section 8.17    Counterpart. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MINISO Group Holding Limited

By:	/s/ Ye Guofu
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YE GUOFU

/s/ Ye Guofu

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YANG YUNYUN

/s/ Yang Yunyun

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LI MINXIN

/s/ Li Minxin

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MINI INVESTMENT LIMITED

By:	/s/ Ye Guofu
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YGF MC LIMITED

By:	/s/ Ye Guofu
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YYY MC LIMITED

By:	/s/ Yang Yunyun
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LMX MC LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP GRAND MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

DN MC LIMITED

By:	/s/ Dou Na
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LWG MC LIMITED

By:	/s/ Liu Weiguo
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

ZSY MC LIMITED

By:	/s/ Zhang Saiyin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MYT MC LIMITED

By:	/s/ Ma Yutao
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

HZ MC LIMITED

By:	/s/ Huang Zheng
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LBF MC LIMITED

By:	/s/ Long Baifan
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP FORTUNE MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP GREAT MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP EVERGREEN MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP FOREVER MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

Miniso (Guangzhou) Co., Ltd. (名创优品（广州）有限责任公司)

By:	/s/ Ye Guofu
Name:
Title:

/s/ Seal of Miniso (Guangzhou) Co., Ltd.

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MINISO INVESTMENT HONG KONG LIMITED (名创优品投资香港有限公司)

By:	/s/ Zhang Saiyin
Name:
Title:

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

TENCENT MOBILITY LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

EASY LAND LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

HH SPR-XIV HOLDINGS LIMITED

By:	/s/ Colm O’Connell
Name: Colm O’Connell
Title: Authorized signatory

[Signature Page to Share Subscription Agreement]

SCHEDULE I

ORIGINAL SHAREHOLDERS

1.	Mini Investment Limited

2.	YGF MC LIMITED

3.	YYY MC LIMITED

4.	LMX MC LIMITED

5.	MCYP MANAGEMENT LIMITED

6.	MCYP GRAND MANAGEMENT LIMITED

7.	DN MC LIMITED

8.	LWG MC LIMITED

9.	ZSY MC LIMITED

10.	MYT MC LIMITED

11.	HZ MC LIMITED

12.	LBF MC LIMITED

13.	MCYP FORTUNE MANAGEMENT LIMITED

14.	MCYP GREAT MANAGEMENT LIMITED

15.	MCYP EVERGREEN MANAGEMENT LIMITED

16.	MCYP FOREVER MANAGEMENT LIMITED

Schedule I

SCHEDULE II

PURCHASERS

Name of Purchaser	Number of Shares	Purchase Price
Tencent Mobility Limited	41,183,394	USD equivalent of RMB350,000,000 (calculated at the exchange rate under Section 4 of the Promissory Note to be issued by Tencent Mobility Limited), which shall be further adjusted to be equal to the USD equivalent of the sum of the actual Reduction Fund (as defined under the Promissory Note to be issued by Tencent Mobility Limited) and the actual Transaction Consideration (as defined under the Promissory Note to be issued by Tencent Mobility Limited) received by Tencent Mobility Limited minus any applicable Tax that Tencent Mobility Limited is obliged to pay in accordance with Section 8.6(2) of the Restructuring Framework Agreement (calculated at the exchange rate under Section 4 of the Promissory Note to be issued by Tencent Mobility Limited)

Easy Land Limited	17,650,024	USD equivalent of RMB150,000,000 (calculated at the exchange rate under Section 4 of the Promissory Note to be issued by Easy Land Limited)

HH SPR-XIV Holdings Limited	58,833,418	USD equivalent of RMB491,518,431 (calculated at the exchange rate under Section 4 of the Promissory Note to be issued by HH SPR-XIV Holdings Limited)

Schedule II